                                                                    Exhibit 10.2


                               INMARSAT ONE LTD.



                                   THE PERSONS
                         whose names are set out herein








                             SHAREHOLDERS' AGREEMENT











                                   FRESHFIELDS

                                    CONTENTS

Clause                                                                    Page


      1.   Interpretation                                                  2
              Definitions                                                  2
      2.   Implementation of Restructuring Directives                      5
      3.   Intention to Pursue and Ipo                                     6
      4.   Shareholders' Obligations                                       7
      5.   Directions to Trustee                                           9
      6.   Termination of Trust Deed 1                                     9
      7.   Amendments to Schedules                                         9
      8.   Third Party Purchaser                                           9
      9.   Conflict With New Memorandum and Articles                      10
      10.  Notices                                                        10
      11.  No Partnership or Agency                                       12
      12.  Announcements                                                  12
      13.  Further Assurance                                              12
      14.  Remedies                                                       13
      15.  Waiver of Right to Challenge Provisional Application           13
      16.  No Assignment                                                  14
      17.  No Waiver                                                      14
      18.  Costs                                                          14
      19.  Invalidity                                                     14
      20.  Warranties and Representations                                 15
      21.  Duration                                                       15
      22.  Counterparts                                                   15
      23.  Entire Agreement                                               15
      24.  Agreement to Arbitrate                                         16
      25.  Governing Law                                                  16

THIS AGREEMENT is made BETWEEN:

(1) INMARSAT ONE LTD. (company number 3674573), whose registered office is at 99 City Road, London EC1Y 1AX;

(2) THE PERSONS whose names are set out in Part A in Schedule 1 (and their respective successors and assigns) (the Shareholders, and each a Shareholder); and

(3) THE PERSONS whose names are set out in Part B of Schedule 1 (and their respective successors and assigns) (the Beneficiaries and each a Beneficiary)

(Inmarsat One Ltd, the Shareholders and the Beneficiaries shall each be referred to herein as a Party and collectively as the Parties).

Whereas:

(A) The Assembly and Council of the International Mobile Satellite Organization (the IGO) have adopted the Restructuring Directives (as defined in the Master Transition Agreement) in order to provide for the restructuring of the IGO by means of the transfer of all the assets and liabilities of the IGO to Inmarsat Two Company (the Company) upon satisfaction of certain conditions precedent which are set forth in the Master Transition Agreement (as defined below). Immediately prior to the implementation of an IPO (as defined below), Inmarsat One Ltd. shall be re-registered as a public limited company and shall hereinafter be referred to as Holdings.

(B) In accordance with the Restructuring Directives, the Master Transition Agreement and the Business Transfer Agreement (as defined below), the entire Business and undertaking of the IGO will, with effect from Completion (as such expression is defined in the Master Transition Agreement) be transferred to the Company, the Investment Shares of the former Signatories of the IGO will be extinguished and the Signatories will receive Holdings Ordinary Shares (as defined below).

(C) In order to develop the Business through the raising of external finance, the Shareholders and Holdings have agreed that Holdings should undertake an IPO (as defined below) and that the Shareholders should exercise their voting rights in Holdings in connection with an IPO on the terms set out in this Agreement.

(D) This Agreement further documents the agreement of the parties in relation to the implementation of other aspects of the Restructuring Directives.

It Is Agreed as follows:

Interpretation

Definitions

1.1      In this Agreement unless the context otherwise requires:

Business shall have the meaning ascribed to it in the Business Transfer
Agreement;

Business Transfer Agreement shall have the meaning ascribed to it in the Master Transition Agreement;

Company's Board means the board of directors of the Company or any duly appointed committee thereof;

Company Ordinary Shares means ordinary shares of (pound)1 each in the capital of the Company;

Convention shall have the meaning ascribed to it in the Master Transition Agreement;

Directors means the directors of Holdings from time to time;

Governmental Beneficiary means a Beneficiary that is a government or government entity or an emanation of State;

Governmental Shareholder means a Shareholder that is a government or a government entity or an emanation of state;

Effective Date means the date of Completion as defined in the Master Transition Agreement;

Holdings Board means the board of directors of Holdings or any duly appointed committee thereof;

Holdings Subscriber means Nicholas Leonard Rowe;

Holdings Subscriber Share means one ordinary share of (pound)1 in the capital of Holdings in the name of the Holdings Subscriber;

Holdings Ordinary Shares means ordinary share of (pound)1 each in the capital of Holdings;

IPO (or Initial Public Offering) means the admission of Holdings Ordinary Shares to listing, or the giving effect to trading arrangements in relation to Holdings Ordinary Shares, on any Relevant Exchange whether or not including a sale of issued Holdings Ordinary Shares or the subscription for new Holdings Ordinary Shares;

Master Transition Agreement means the agreement between each of Holdings, the Company, the IGO and the Signatories defining the conditions precedent to and transactions necessary for the restructuring of the IGO as required by the Restructuring Directives;

Member of the Same Group shall have the meaning ascribed to it in the Master Transition Agreement;

New Holdings Articles means the Articles of Association of the Company in the form, or substantially the form, set out in Schedule 2;

New Holdings Memorandum means the Memorandum of Association of Holdings in the form, or substantially the form, set out in Schedule 3;

New Company Articles means the Articles of Association of the Company in the form, or substantially the form, set out in Schedule 4;

New Company Memorandum means the memorandum of Association of the Company in the form, or substantially the form, set out in Schedule 5;

Operating Agreement shall have the meaning ascribed to it in the Master Transition Agreement;

Relevant Exchange means any of the London Stock Exchange
Limited, the New York Stock Exchange, NASDAQ, the Hong Kong Stock Exchange, the Tokyo Stock Exchange and the Singapore Stock Exchange, or any other exchange which the Holdings Board in its discretion considers to constitute a relevant exchange;

Restructuring Agreements shall have the meaning ascribed to it in the Master Transition Agreement;

Restructuring Directives shall have the meaning ascribed to it in the Master Transition Agreement;

Satellites shall have the meaning ascribed to it in the Business Transfer Agreement;

Signatory means either a Party or an entity designated in accordance with the Convention, for which the Operating Agreement has entered into force and Signatories shall be construed accordingly;

Trust Deed 1 shall have the meaning ascribed to it in the Master Transition Agreement;

Trust Deed 2 shall have the meaning ascribed to it in the Master Transition Agreement;

Trustee means the trustee of Trust Deed 1 or, as the case may be, Trust Deed 2.

1.2 In this Agreement:

(a) abreferences to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations, partnerships and government entities;

(b) the headings are inserted for convenience only and shall not affect the interpretation of this Agreement;

(c) any references to an enactment is a reference to it as from time to time amended, consolidated or re-enacted (with or without modification) and includes all instruments or orders made under such enactment;

(d) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than England, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the English legal term.

(e) the schedules and annexes to which reference is made herein form part of this Agreement.

Implementation of restructuring directives

2.1 Each Shareholder shall, in relation to sub-paragraphs (a) and (b), on the Effective Date and, in relation to sub-paragraph (c), on a date falling no earlier than 60 days prior to the implementation of an IPO or a public offering of debt securities on any Relevant Exchange by Holdings, exercise all voting rights and powers, direct and indirect, available to it to procure:

(a) the adoption by Holdings of the New Holdings Memorandum and the New Holdings Articles;

(b) the purchase by Holdings and the sale by the Holdings Subscriber of the Holdings Subscriber Share;

(c) the re-registration of Holdings as a public limited company.

2.2 Holdings shall, on the Effective Date, exercise all voting rights and powers, direct and indirect, available to it to procure the adoption by the Company of the New Company Memorandum and the New Company Articles.

2.3 Holdings shall, by not less than two but no more than ten days following the Effective Date, further exercise all such voting rights to procure the re-registration of the Company as a limited company.

2.4 Each Shareholder shall exercise all voting rights and powers, direct and indirect, available to it to procure the purchase (or, as the case may be, redemption) by Holdings from time to time of Holdings Ordinary Shares pursuant to the provisions of Trust Deed 2 in accordance with the terms thereof.

2.5 Each Shareholder and Holdings hereby agrees to ratify and confirm any decision of the Holdings Board and the Company's Board respectively taken in connection with the implementation of the Restructuring Directives, in particular (and without prejudice to the generality of the foregoing) the entering into by Holdings or, as the case may be, the Company of those Restructuring Agreements to which they are party (including, for the avoidance of doubt, the LESO Agreements (as such expression is defined in the Master Transition Agreement).

2.6 Holdings hereby agrees to ratify and confirm any decision of the boards of Inmarsat Trustee Company Limited and Inmarsat Inc. taken in connection with the implementation of the Restructuring Directives.

INTENTION TO PURSUE AND IPO

3.1 Each of the Parties acknowledges and agrees that Holdings should be managed and the Business should be developed so that the Holdings Ordinary Shares may be listed on a Relevant Exchange within approximately two (2) years from the Effective Date (the IPO Period).

3.2 By a date that is no later than one hundred eighty (180) days following the Effective Date, Holdings shall procure that the Board establishes and circulates to the Shareholders by written notice an indicative timetable for any IPO.

3.3 By a date that is no later than one hundred eight (180) days following the Effective Date, Holdings shall procure that the Holdings Board appoints an internationally recognised investment bank (the Bank), inter alia, to assess the feasibility and desirability of implementing an IPO within the IPO Period and shall promptly inform the Shareholders by written notice of such appointment.

3.4 Following the appointment of, and receipt of advice from, the Bank pursuant to clause 3.3 and prior to the date that is one hundred eighty (180) days prior to the last day of the IPO Period, Holdings shall procure that the Board convenes a meeting and votes on whether or not to undertake an IPO by the end of the IPO Period. Notwithstanding the foregoing, the Holdings Board shall retain discretion as to whether or not to undertake an IPO within the IPO Period. The Holdings Board shall exercise its discretion reasonably, based upon the advice of the Bank, and bear in mind the decision of the Twelfth Session of the Inmarsat Assembly of Parties (ASSEMBLY/12/20 paragraph 8.2.4.) to rely on "natural dilution" through an IPO and voluntary share trading to achieve broader ownership in Holdings. Following the Holdings Board's decision, Holdings and its officers and directors shall (a) cause a meeting of the Shareholders to be duly convened as soon as possible for the purpose of informing the Shareholders of the Holdings Board's decision and entertaining any Shareholder proposals in relation thereto; and (b) if the Holdings Board has voted to undertake an IPO, recommend approval of the IPO to the Shareholders and to seek to obtain the necessary approval and adoption by the Shareholders of the measures necessary to undertake the IPO.

3.5 In the event that the Holdings Board decides to undertake an IPO, Holdings shall use all reasonable endeavors to prepare all necessary documentation, convene and hold any necessary meetings of the Holdings Board or the Shareholders and take such action as is necessary (or desirable) to ensure the complete and punctual fulfillment of the IPO.

3.6 Holdings shall co-operate with relevant competition authorities in monitoring progress towards increasing investment in Holdings by non-Shareholders to appropriate levels.

3.7 Without prejudice to the rights of Shareholders to direct the Holdings Board by special resolution pursuant to Article 138 of the New Holdings Articles in relation to the timing, pricing and other significant conditions of the IPO, the Shareholders hereby agree to ratify and confirm any decision of the Holdings Board to proceed with an IPO in accordance with this clause 3 and agree not to challenge any determination or decision relating thereto.

Shareholders' Obligations

4.1 Without prejudice to the rights of Shareholders to direct the Holdings Board by special resolution pursuant to Article 138 of the New Holdings Articles in relation to the timing, pricing and other significant conditions of the IPO and the Shareholders' obligations contained in Clause 2, the Shareholders agree that, in the event that the Holdings board resolves to undertake an IPO (whether, or not within the IPO Period), the shareholders shall exercise all voting rights and power, direct and indirect, available to them to support the Holdings Board's decision and to ensure the complete and punctual fulfilment of the IPO. This clause shall apply to all matters which require Shareholder approval for the fulfilment of the IPO and includes, without limitation to the generality of the foregoing, those matters described below:

(a) conferring on the Holdings Board the authority to allot relevant securities in Holdings;

(b) conferring on the Holdings Board the authority to allot equity securities for cash as if section 89(1) of the Act did not apply to such allotment;

(c) an increase in Holdings' authorised share capital to an amount in excess of the amount set out in Article 4 of the New Holdings Articles;

(d) the effecting of a split or consolidation of the Holdings Ordinary Shares in order to facilitate the trading of the Holdings Ordinary Shares on a Relevant Exchange;

(e) the amendment of the New Memorandum or Articles to accommodate the rules or other requirements of a Relevant Exchange or any amendment suggested by the Holdings Board or required by sponsors/brokers to the IPO; and

(f) effecting the re-registration of Holdings as a public limited company.

4.2 The Shareholders agree that, if the Holdings Board decides to undertake an IPO (whether or not within the IPO Period), the Shareholders shall take such action, and execute such documents as may be reasonably recommended by the Holdings Board or as required by the rules of any Relevant Exchange and are reasonably necessary (or desirable) to give effect to the IPO in accordance with any reasonable timetable adopted by the Holdings Board from time to time, including being bound by any restrictions on sale in respect of their Holdings Ordinary Shares for a transitional period following the IPO as shall be deemed necessary or desirable by the Holdings Board or the investment bank appointed pursuant to clause 3.2 or as required from time to time by any Relevant Exchange or regulatory authority PROVIDED THAT no Shareholder shall be obliged without its agreement (which it may give or withhold as it thinks fit in its absolute discretion) to dispose of any of its Holdings Ordinary Shares.

DIRECTIONS TO TRUSTEE

5. Each Beneficiary undertakes to procure that, for so long as that Beneficiary's Holdings Ordinary Shares are held on trust pursuant to the provisions of Trust Deed 1, the Trustee shall comply in all respects with this Agreement in relation to that Beneficiary's Holdings Ordinary Shares.

TERMINATION OF TRUST DEED 1

6. If at any time any Beneficiary's Holdings Ordinary Shares cease to be subject to the trust created by Trust Deed 1, with effect from such time the Beneficiary shall be deemed to become a Shareholder, as such expression is defined in this Agreement.

AMENDMENTS TO SCHEDULES

7. Each of the signatories and the Beneficiaries hereby appoint Holdings as its agent for the purpose of updating or supplementing the Schedules to this Agreement.

THIRD PARTY PURCHASER

8.1 If any Shareholder (or, as the case may be, a Beneficiary through a Trustee) transfers any of its Holdings Ordinary Shares to a third Party (in accordance with the New Holdings Articles) (a Transferor), it shall procure that such third party shall first have entered into a deed poll in the form or substantially the form set out in Schedule 6 and into such agreement(s) with the other Parties to this Agreement as may be necessary to ensure that such third Party is bound by provisions corresponding to provisions of this Agreement, whether by executing a deed poll in relation to the Agreement or otherwise. The continuing Parties hereby agree to release and discharge the Transferor (save in relation to any antecedent breach) from all its obligations under this Agreement provided the relevant third party enters into a deed poll as required by this Clause.

8.2 Holdings shall refuse to register the transfer of any Holdings Ordinary Shares by any Shareholder (or, as the case may be, a Beneficiary through a Trustee) to a third Party in the event that such transfer occurs other than in a manner consistent with the obligations in Clause 8.1 until such time as such transferring Shareholder complies with the requirements of Clause 8.1 hereunder and Holdings shall require any such Shareholder to provide written proof of compliance with Clause 8.1. Any Shareholder whose proposed transfer of shares is refused by Holdings pursuant to this Clause 8.2 hereby waives all claims or other recourse against Holdings or the other Shareholders with respect to such refusal.

CONFLICT WITH NEW MEMORANDUM AND ARTICLES

9. In the event of any conflict between the provisions of this Agreement and any of the New Holdings Memorandum, the New Holdings Articles, the New Company Memorandum and the New Holdings Articles, the provisions of this Agreement shall prevail as between the Parties.

NOTICES

10.1 Any notice, direction, request or other communication to be given under this Agreement (other than service of process or any other documents in connection with proceedings in any court or in connection with any arbitration under Clause 24, in relation to which the provisions of Clause 10.2 shall apply) shall be deemed sufficiently given or made if in writing and signed by or on behalf of the Party giving it and may be served by leaving it or sending it by fax, prepaid recorded delivery or registered post to the address and for the attention of the relevant Party set out in clause 10.4 (or, in relation a Shareholder or, as the case may be, Beneficiary, to the address set out alongside that Shareholder's or Beneficiary's name in Schedule 1) (or as otherwise notified from time to time hereunder). Any notice so served by fax or post shall be deemed to have been received:

(a) in the case of fax, twelve (12) hours after the time of despatch;

(b) in the case of recorded delivery or registered post within the UK, forty eight (48) hours from the date of posting;

(c) in the case of recorded delivery or registered post outside the UK, five
    (5) days from the date of posting.

10.2(a) The Shareholders and Beneficiaries irrevocably consent to service of process or any other documents in connection with proceedings in any court by personal service, delivery at any address specified in this

             Agreement, mail or in any other manner permitted by English law, the law of the place of service or the law of the jurisdiction where proceedings are instituted.

(b) Articles 1 and 4 of the Rules (as defined in Clause 24.1) shall apply to the service of process or any other documents in connection with any arbitration under Clause 24.1. Each Shareholder and Beneficiary agrees that process or any other documents in connection with any arbitration under Clause 24.1 may be served on its agent for service of process in accordance with Clause 10.3.

10.3 Each Shareholder and Beneficiary shall, within thirty (30) days of execution of this Agreement by that Shareholder or Beneficiary, appoint an agent for the service of process or any other documents or proceedings in England in relation to the subject matter of this Agreement (an Agent) and shall notify Holdings of the address of the Agent forthwith. Any writ, judgment or notice of legal process shall be sufficiently served on a Shareholder or Beneficiary if delivered to its Agent at the Agent's address, or any other address provided by the Agent from time to time or any other manner permitted by English law. If any Shareholder or Beneficiary has not appointed an Agent pursuant to this clause, Holdings shall be entitled to serve process in accordance with Clause 10.2. If an Agent ceases to act as such for any reason, and provided the relevant Signatory has not appointed a replacement agent, Holdings shall be entitled to appoint a replacement agent on the relevant Signatory's behalf.

10.4     The address for Holdings for the purposes of clause 10.1 is as follows:

         Address:               99 City Road,
                                London EC1Y 1AX
                                England
                                United Kingdom

         For the attention of:  Alan Auckenthaler Esq
                                (fax no 44 171 728 1602)

10.5 The addresses for the Shareholders and Beneficiaries for the purposes of clause 10.1 are set out in Parts A and B of Schedule 1 respectively.

10.6 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon or into the custody of the postal authorities as a pre-paid recorded delivery or registered post letter, or that the facsimile transmission was made after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

NO PARTNERSHIP OR AGENCY

11. Nothing in this Agreement shall be deemed to constitute a partnership between the Parties or constitute either Party the agent of the other Party for any purpose or entitle either Party to commit or bind the other Party in any manner.

ANNOUNCEMENTS

12. No formal public announcement or press release in connection with the signature or subject matter of this Agreement shall be made or issued by or on behalf of any Shareholder without the prior written approval of Holdings except insofar as the disclosure of such information may be required by law or by any stock exchange or governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules such Shareholder is subject, whether or not having the force of law or which is already in the public domain.

FURTHER ASSURANCE

13.1 Each Shareholder undertakes with each other that (so far as it is legally able) it will exercise all voting rights and powers, direct and indirect, available to it in relation to any Member of the Same Group and to Holdings so as to ensure the complete and punctual fulfilment, observance and performance of the provisions of this Agreement and generally that full effect is given to this Agreement.

13.2 Each Party hereby undertakes with each other Party to take, do and execute, and procure that taking, doing and executing of, all such actions, documents and things as are necessary or desirable in order to implement the provisions and intentions of this Agreement.

13.3 Where any obligation pursuant to this Agreement is expressed to be undertaken or assumed by any Party, such obligation shall be construed as requiring the Party concerned to exercise all rights and powers of control over the affairs of any other person which that Party is able to exercise (whether directly or indirectly) in order to secure performance of that obligation.

REMEDIES

14.1 Each Party agrees that the other Parties hereto would be irreparably injured by a breach of this Agreement and that the such other Parties shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement by any Party, but shall be in addition to all other remedies available at law or equity.

14.2 Each Party shall have the right to enforce all the terms of this Agreement.

WAIVER OF RIGHT TO CHALLENGE PROVISIONAL APPLICATION

15.1 Each of the Parties hereto irrevocably waives any rights that it may have under the laws of any applicable jurisdiction or under any principles of public international law to challenge in any legal, governmental, judicial, regulatory, arbitral or other proceeding between such Party and Parties and Holdings or any entity that is an affiliate, successor-in-interest or Member of the Same Group as Holdings on the basis of the provisional application of the amendments to the Convention and Operating Agreement adopted as part of the Restructuring
Directives: (i) the validity or effectiveness of this Agreement; or (ii) the right of Holdings to enter into this Agreement.

15.2 Each Governmental Shareholder and Governmental Beneficiary hereby acknowledges and agrees that it has entered into this Agreement on a commercial basis and hereby expressly and irrevocably:

(a) consents generally in accordance with the State Immunity Act 1978 to relief being given against it in England or any other jurisdiction by way of injunction or order for specific performance or for the recovery of any property whatsoever or other provisional or protective measures and to its property being subject to any process for the enforcement of a judgment or any process effected in the course or as a result of any action in rem;

(b) waives and agrees not to claim any immunity from suits and proceedings including actions in rem) in England or any other jurisdiction and from all forms of execution, enforcement or attached to which it or its property is now or may hereafter become entitled under the laws of any jurisdiction and declares that such waiver shall be effective to the fullest extent permitted by such laws, and in particular the United States Foreign Sovereign Immunities Act of 1976.

NO ASSIGNMENT

16. No Shareholder or, as the case may be, Beneficiary shall assign any of it rights under this Agreement in whole or in part without the approval in writing of Holdings.

NO WAIVER

17. No waiver by a Party or failure by the other Parties to perform any provision of this Agreement shall operate or be construed as a waiver in respect of any other or further failure whether of a like or different character.

COSTS

18. Holdings shall bear all costs incurred in connection with the implementation of an IPO to the extent permitted by any applicable law.

INVALIDITY

19. If any of the provisions of this Agreement is held to be invalid or unenforceable, then such provision shall, (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The Parties shall then use all reasonable endeavors to replace the invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

WARRANTIES AND REPRESENTATIONS

20.1 Holdings represents and warrants that it has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Holdings Board has taken all requisite action to authorise the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and this Agreement is a valid and binding agreement of Holdings enforceable against Holdings in accordance with its terms.

20.2 Each Shareholder and Beneficiary severally represents and warrants to Holdings that it has full beneficial title to its shareholding in Holdings and has full power and authority to enter into, undertaken and perform its obligations set out in this Agreement and that this Agreement is a valid and binding agreement of such Shareholder enforceable against the Shareholder in accordance with its terms.

DURATION

21. This Agreement shall continue in full force and effect until the admission of Holdings Ordinary Shares to listing on any Relevant Exchange whereupon it shall terminate and cease to be of any effect, save that this shall not:

(a) relieve any Party from any liability or obligation in respect of any matters, undertakings or conditions which shall not have been done, observed or performed by that Party prior to such termination; or

(b) affect the terms of clause 12 of this Agreement (Announcements).

COUNTERPARTS

22. This Agreement may be entered into in any number of counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.

ENTIRE AGREEMENT

23. This Agreement sets out the entire agreement and understanding between the Parties with respect to the subject matter thereto. This Agreement supersedes all previous agreements, agreements and understandings between the Parties with respect to the subject of this Agreement, which shall cease to have any further force or effect. None of the Parties has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other Party which is not expressly set out or referred to in this Agreement.

AGREEMENT TO ARBITRATE

24.1 Subject to Clause 24.2 any dispute, controversy or claim arising out of or relating to this Agreement including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration (LCIA) presently in force (the Rules). The appointing authority shall be the LCIA. Unless otherwise agreed by the Parties, the tribunal shall be three (3) arbitrators. The language of the arbitration shall be English and the place of arbitration shall be London. Any arbitration award rendered in accordance with this Clause shall be final and binding on the Parties. The Parties waive irrevocably their right to any form of appeal, review or recourse to any state court or other judicial authority, insofar as such waiver may validly be made.

24.2 Notwithstanding Article 25.3 of the Rules, any Party may apply to any state court or other judicial authority for interim or conservatory measures at any stage prior to, or after, the commencement of an arbitration under Clause 24.1.

24.3 Each Party irrevocably waives nay objections to the jurisdiction of any court referred to in Clause 24.2.

GOVERNING LAW

25. This Agreement and the relationship between the Parties shall be governed by and construed in accordance with English law.

AS WITNESS this Agreement has been executed on the dates indicated.




SIGNED by NICHOLAS PALMER          )
for and on behalf of               )
INMARSAT ONE LTD.                  )
on 20 January 1999                 )




SIGNED by Thomas Collins           )
for and on behalf of               )
COMSAT Corporation                 )
on: 9 February 1999                )

                                                                      Schedule 3



                         THE COMPANIES ACTS 1985 TO 1989








                 ----------------------------------------------

                             PRIVATE LIMITED COMPANY
                         (Incorporated 20 November 1998)

                 ----------------------------------------------






                 ----------------------------------------------

                            MEMORANDUM OF ASSOCIATION

                                       OF

                              INMARSAT HOLDINGS LTD

                 ----------------------------------------------

                         THE COMPANIES ACTS 1985 TO 1989
                 ----------------------------------------------

                             PRIVATE LIMITED COMPANY

                 ----------------------------------------------

                            MEMORANDUM OF ASSOCIATION

                                       OF

                              INMARSAT HOLDINGS LTD

                 ----------------------------------------------



1.  The name of the Company is INMARSAT HOLDINGS LTD.

2.  The registered office of the Company is to be situated in England and Wales.

3.  The objects for which the Company is established are:

(1) To carry on the business or businesses of a holding and investment company in all its branches and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, shares, debentures, debenture Stock, bonds, obligations, securities, reversionary interests, annuities. policies of assurance and other property and rights in property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; and to vary any of the investments of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to enter into, assist or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description, and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account, and to co-ordinate the policy and administration of any companies of which this Company is a member or which are in any manner controlled by or connected with the Company, and to carry on all or any of the businesses of capitalists, trustees, financiers, financial agents, company promoters, bill discounters, insurance brokers and agents, mortgage brokers, rent and debt collectors, stock and share brokers and dealers and commission and general agents, merchants and traders; and to manufacture, buy, sell, maintain, repair and deal in plant machinery, tools, articles and things of All kinds capable of being used for the purposes of the above-mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company.

(2) To provide and support global, regional and domestic satellite services, including, without limitation, maritime, aeronautical, land based communications services, radiodetermination (including radionavigation) and distress and safety services and all related and associated infrastructure wherever located.

(3) To conduct, and to promote the conduct by other persons of, research and development in connection with any of the activities of the Company authorised in this Memorandum and in any other area which might benefit the business of the Company or of persons having or likely to have dealings with the Company; to establish, maintain and operate research stations, laboratories, plants, workshops, field stations, testing sites, facilities and establishments and generally to engage in research and development for the Company and for other persons and to turn to account the results thereof.

(4) To provide for the benefit of other persons consultancy, advisory, training and management services concerning or connected with anything that the Company does in the exercise of its powers or has power to do, or in which the Company has gained or developed expertise in the course of its business, and to provide training and educational courses, instruction, documentation and material for employees of the Company and for other persons in matters which in the opinion of the Company are connected with, or concern or are of benefit to, the businesses and activities of the Company or which utilize the Company's communications systems or services.

(5) To accept, design, display, publish, broadcast, transmit, distribute or reproduce in any form whatsoever advertisements and publicity and promotional material of the Company; to acquire, dispose of and use advertising time and space in any media; to develop, produce and undertake advertising, publicity and promotional campaigns and competitions for itself, and to undertake, promote and sponsor any product, service, event, individual or publication which in the opinion of the Company will promote advance or publicise any activity of the Company.

(6) To invent, design, develop, construct, manufacture, produce, erect, assemble, test, import, export, alter, install, maintain, repair, renovate, refurbish,'recondition, utilise, operate, manage, purchase, sell, hire, hire out, supply and otherwise deal in all kinds of equipment, apparatus, plant, machinery, appliances, articles, things, accessories, components, fittings, tools, materials, substances, products, computers, computer programs and software which are required or are likely to be required by the Company or other persons for the purposes of or in connection with, any of the businesses of the Company or which in the opinion of the Company may be conveniently or advantageously dealt with by the Company in connection or association with any of its objects or the objects of any of its subsidiaries.

(7) To represent persons at meetings of local, national and international organisations and bodies concerned with activities connected or associated with any of the businesses of the Company, to provide services of all kinds to such organisations and bodies and to negotiate and enter into national and international agreements and standards relating to matters of concern or interest to the Company or persons represented by, or having dealings with, the Company.

(8) To carry on all or an-, of the businesses of, and provide services associated with, engineers (including without limitation, telecommunications, mechanical chemical, electrical, civil, heating and ventilation engineers).

(9) To purchase, take on lease or otherwise acquire, or occupy, any estates, lands, buildings, easements or other interests in, or rights or privileges relating to, real estate; to purchase, take on lease or otherwise acquire and exploit natural resources of any kind, and to occupy, build, construct, erect, develop, design, equip, execute, carry out, demolish, reconstruct, adapt, improve, work, maintain, repair, renovate, administer, manage or control offices, exchanges of any kind, telecommunication systems, repeater stations, radio stations, satellite tracking stations, earth stations, warehouses, depots, works, plants, factories, garages, motor vehicle workshops., jetties, roads, railways, wharves, piers, docks, towers, retail premises, dwellings and other building structures, erections, installations or facilities of all kinds, whether for the purposes of the Company or for sale, letting or hiring to others or for any other purpose, and to contribute to or assist in (financially or otherwise) or carry out any part of, any such operation, and to purchase, take on lease, or otherwise acquire personal property of all kinds, and to sell, let on lease or otherwise dispose of, or grant rights over, or develop or exploit, the whole or any part of any real or personal property belonging to the Company or in respect of which the Company has any interest or which may be of benefit to the Company or any such property in which the Company has no interest but which may conveniently or advantageously be developed or turned to account with real or personal property in respect of which the Company does have an interest.

(10)To apply for and take out, purchase or otherwise acquire any patents, patent rights, inventions, secret processes, designs, copyrights, trade marks, service marks, commercial names and designations, formulae, licences, concessions and the like (and any interest therein) or any exclusive or non exclusive or limited right to use, or any secret or other information as to, any invention or secret process of any kind and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account or deal with, the property, rights or information so acquired.

(11)To borrow or raise money or secure or discharge any debt or obligation (whether of the Company or of any other person) in such manner as may be thought fit by the Company and in particular (but without prejudice to the generality of the foregoing) by the issue of securities of any kind or mortgages or charges (fixed or floating) founded or based upon all or any part of the undertaking, property, assets and rights (present and future) of the Company including its uncalled capital or without any such security and upon such terms as to priority or otherwise as the Company shall think fit; and to receive money on deposit and advance payments with or without allowance of interest thereon.

(12)To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any contracts, obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company and whether or not any consideration or advantage is received by the Company.

(13)To advance, lend or deposit money, and to give credit or financial accommodation to any person with or without taking any security therefor and upon such other terms as may be thought fit by the Company.

(14)To subscribe, underwrite, purchase or otherwise acquire, and to accept, take, hold, charge, mortgage, sell, dispose of and deal with, any obligations, securities or other investments of any nature whatsoever and any options or rights in respect thereof, and to buy, sell, deal in and invest in foreign currencies and exchange.


(15)To draw, accept, make, endorse, discount, negotiate, execute, issue, buy, sell and deal in bins of exchange, cheques and promissory notes and other negotiable or transferable instruments.

(16)To accept securities of any person or any property or interest therein of whatsoever nature in payment or part payment for any services rendered or for any sale or supply made to, or debt owing from, any such person.

(17)To insure any property, asset, matter or interest and against any potential liability or loss of the Company or of any other person and the life or health of any person for the benefit of the Company.

(18)To apply for, secure, acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise, and to exercise, carry out and enjoy, any licence, franchise, concession, right, privilege, authority, charter or power which any person may be empowered to grant; and to pay for, aid in and contribute towards carrying the same into effect and do all things required of the Company thereunder.

(19)To apply for, promote and obtain (alone or with others) any statute, order, by-law, charter, regulation or other authorization or enactment which may seem calculated directly or indirectly to benefit the Company and (alone or with others) to oppose any bills., proceedings or applications which may seem calculated or likely directly or indirectly to prejudice the interests of the Company or persons having dealings with the Company.

(20)To sell, dispose of or transfer the business, property and undertaking of the Company or any asset or part thereof for any consideration which the Company may see fit to accept, and in particular (but without prejudice to the generality of the foregoing) to sell or otherwise dispose of any of -the debts due or to become due to the Company to factors or others for collection and to act as agents for such factors or others in the collection of debts so sold and to enter into any obligations or recourse or otherwise in connection therewith.

(21)To promote, establish., acquire, subscribe to or take any interest in, alone or with others, any company, body corporate, fund, trust, or other person or body of persons whether incorporated or not incorporated and whether or not having objects similar to those of the Company; to purchase or otherwise acquire all or any of the business, property and liabilities of any person carrying on a business including all or any part of the purposes within the objects of the Company or a business which in the opinion of the Company may be conveniently or advantageously carried on by the Company or a business having, rights in assets the acquisition of which is in the opinion of the Company likely to be in its interests, and to conduct. carry on and expand or liquidate and wind up any such business.

(22)To enter into and carry into effect any arrangement for partnership or joint working in business or for the sharing of profits or for amalgamation with any other person.

(23)To establish agencies and local boards in the United Kingdom and elsewhere in any part of the world and to regulate and discontinue the same; to procure the registration, incorporation or recognition of the company in, or under the laws of any place outside England.

(24)To establish, purchase, maintain and contribute to any pension, superannuation, retirement, redundancy, injury, death benefit or insurance funds, trusts, schemes or policies for the benefit of, and to give or procure the giving of pensions, annuities, allowances, gratuities, donations, emoluments, benefits of any description (whether in kind or otherwise), incentives, bonuses, assistance (whether financial or otherwise) and accommodation in such manner and on such terms as it thinks fit to, and to make payments for or towards the insurance of any individuals who are or were at any time in the employment of, or directors or officers of (or held comparable or equivalent office in), or acted as consultants or advisers to or agents for, the Company or any company which is its holding company or is a subsidiary of the Company or any such holding company, or any person to whose business the Company or any subsidiary of the Company is, in whole or in part, a successor directly or indirectly or any person which is otherwise allied to or associated with the Company and to other individuals whose service has been of benefit to the Company or who the Company considers have a moral ' claim on the Company, and the spouses, widows, widowers, families and dependents of any such individuals as aforesaid, and to establish, provide, manage and maintain and provide financial assistance to welfare, sports and social facilities, associations, clubs, funds and institutions which the Company considers likely to benefit or further the interests of any of the aforementioned individuals and spouses, widows, widowers, families and dependents of any such aforementioned individuals, and to manage, maintain, support and provide financial assistance to any such facility, association, club, fund or institution which has been established, provided for, managed, maintained, supported or subscribed to by any person to whose business the Company or any subsidiary of the Company is, in whole or in part, a successor.

(25)To establish, contribute to, maintain, advise and assist schemes for the acquisition by employees, former employees and directors or by trustees of shares in the Company or its holding company to be held by or for the benefit of such employees, former employees and directors as aforesaid of the Company or of any of the Company's subsidiaries or its holding company or of any subsidiaries of its holding company and to lend money to any such employees, former employees and directors to enable them to acquire shares in the Company or in its holding company and to establish, implement and assist (financially or otherwise) the administration and running of any schemes for sharing profits of the Company or any other such company as aforesaid with any such employees, former employees and directors.

(26)From time to time to subscribe or contribute (in cash or in kind) to, or to promote, any charitable, benevolent or useful object of a public character or any object which may in the opinion of the Company be likely directly or indirectly to further the interests of the Company, its employees or its members.

(27)To do all or any of the matters hereby authorised in any part of the world either alone or in conjunction with, or as factors, contractors, trustees, principals or agents for, any other persons, or by or through factors, trustees or agents, and to act as directors of or secretary, manager, registrar, or transfer agent for, or adviser or consultant to, any person, and to act as trustees of any kind and to undertake and execute any trust.

(28)To pay and discharge all or any expenses, costs and disbursements, to pay commissions and to remunerate any person for services rendered or to be rendered in connection with the formation, promotion and flotation of the Company and the underwriting or placing or issue at any time of any securities of the Company or of any other person.

(29)To issue, allot and grant options over securities of the Company for cash or otherwise or in payment or part payment for any real or personal property or rights therein purchased or otherwise acquired by the Company or any services rendered to, or at the request of, or for the benefit of, the Company or as security for, or indemnity for, or towards satisfaction of any liability or obligation undertaken or agreed to be undertaken by or for the benefit of the Company, for any obligation (even if less than the nominal value of such securities) or for any other purpose.

(30)To invest the moneys and utilise the property and assets of the Company not immediately required in such a manner as the Company may from time to time determine.

(31)To distribute in specie or otherwise by way of dividend or bonus or reduction of capital all or any of the property or assets of the Company among its members and particularly, but without prejudice to the generality, of the foregoing, securities of any other company formed to take over the whole or any part of the assets or liabilities of the Company or any proceeds of sale or other disposal of any property or assets of the Company.

(32)Generally to do all such other things as in the opinion of the Company are or may be incidental or conducive to the attainment of the above objects or any of them.

4. The liability of the members shall be limited to the paid-up value of their shares.

5. The authorised share capital of the Company is (pound)20,000,001, divided into 20,000,000 ordinary shares of (pound)1 each and one special rights non-voting redeemable preference share of (pound)1. The issued share capital is (pound)10,000,001, divided into 10,000,000 ordinary shares of (pound)l each and one special rights nonvoting redeemable preference share of (pound)1. The Company shall have the power from time to time to divide the original or any increased capital into classes, and to attach thereto any preferential, deferred, qualified or other special rights, privileges, restrictions and conditions.

6.  It is hereby declared that in this Memorandum:

(a) The expressions subsidiary and subsidiary undertaking shall in this Memorandum bear the meanings given to them in the Companies Act 1985 (as amended).

(b) References to person or persons shall where the context permits include but not be limited to individuals, firms, partnerships, companies, corporations, governments, and other authorities or agencies supreme, municipal, local or otherwise, undertakings, societies, clubs, associations, organisations (local, national and international), statutory, public and other bodies (and outside the United Kingdom their equivalent) and any legal entity whether or not incorporated.

(c) References to securities shall where the context permits; include but not be limited to any fully, partly or nil paid or no par value share, stock, unit. debenture, debenture or loan stock (perpetual or terminable), bond, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation.

(d) References to and and or shall mean and/or where the context so permits.

(e) References to other and otherwise shall not be construed ejusdem genenis where a wider construction is possible.

(f) The Organization means the International Mobile Satellite Organization (formerly known as the International Maritime Satellite Organization) established by the Convention.

(g) Convention means the Convention (as amended) on the International Mobile Satellite Organization which entered into force on 16 July 1979.

(h) GMDSS means Global Maritime Distress and Safety System as established by the International Maritime Organization.

7. In carrying out its objects as specified in Clause 3, the Company shall have regard to the following basic principles:

(a) ensuring the continued provision of global maritime distress and safety satellite communications services, in particular those which are specified in the International Convention for the Safety of Life at Sea, 1974, as amended from time to time, and the Radio Regulations annexed to the International Telecommunication Constitution and Convention, as amended from time to time, relative to the GMDSS;

(b) providing services without discrimination on the basis of nationality. Notwithstanding the foregoing, the Company shall have the right to offer different charges for the same service in defined geographical regions in which end-user calls or messages originate or terminate and which are technically verifiable;

(c) acting exclusively for peaceful purposes, taking into account the past practices of the Organization and the practice of the Company;

(d) seeking to serve all areas where there is a need for mobile satellite communications, giving due consideration to the rural and the remote areas of developing countries; and

(e) operating in a manner consistent with fair competition, subject, to applicable laws and regulations.

                                                                      Schedule 4


                               Company No. 3675885


















                -----------------------------------------------

                           ARTICLES OF ASSOCIATION OF
                                  INMARSAT LTD

                -----------------------------------------------


                          Incorporated 24 November 1998
                        As adopted by special resolution
                             passed on 8 April 1999


















                                   FRESHFIELDS

                -----------------------------------------------

                       A Private Company Limited by Shares

                -----------------------------------------------

                             ARTICLES OF ASSOCIATION

                                       OF

                                  INMARSAT LTD

                    (Adopted by special resolution passed on
                                 [8 April 1999])

                -----------------------------------------------


                                   Preliminary

1.   The regulations in Table A in the schedule to the          Table A
Companies (Table A to F) Regulations 1985 as amended before the date of adoption of these Articles (Table A) apply to the Company except to the extent that they are excluded or modified by these Articles. No other regulations which would constitute the Company's Articles because of s8(2) of the Act apply to the Company.

2.   The following parts of Table A do not apply to the         Table A
Company:                                                        exclusions


(a   in regulation 1, the definitions of the Articles,
executed and the seal;

(b   regulation 24;

(c)  regulations 60 and 61;

(d)  regulation 64;

(e)  regulation 65 to 69 inclusive;

(f)  regulation 70;

(g)  regulation 72;

(h)  regulations 73 to 80 inclusive;

(i)  regulation 81;

(j)  regulations 84 to 86 inclusive;

(k)  regulations 88 to 90 inclusive;

(l)  regulations 94 to 98 inclusive;

(m)  regulation 101;

(n)  regulations 111 and 112; and

(o)  regulation 115.

3.   In these Articles:                                         Construction

(a)  Shareholder means Inmarsat Holdings Ltd;

(b)  Organization means the International Mobile Satellite
     (formerly known as the International Maritime Satellite
     Organization) established by the Convention (as amended) on the International Mobile Satellite
     Organization which entered into force on July 16, 1979;

(c) Act means the Companies Act 1985 including any modification or re-enactment thereof for the time being in force;

(d) Articles means these articles of association, incorporating Table A (as applicable to the Company), as altered from time to time by special resolution, auditors means the auditors of the Company, Director means a Director of the Company, the Directors means the Directors or any of them acting as the board of Directors of the Company, dividend means dividend or bonus, paid means paid or credited as paid and seal means the common seal of the Company and includes any official seal kept by the Company by virtue of section
     39 or 40 of the Act;

(e) IPO means the admission of ordinary shares in the Shareholder from time to time to listing, or the giving effect to trading arrangements in such shares, on any Relevant Exchange whether or not including a sale of issued shares or the subscription of new shares in the Shareholder;

(f) Relevant Exchange means any of the London Stock Exchange Limited, the New York Stock Exchange, NASDAQ, the Hong Kong Stock Exchange, the Tokyo Stock Exchange and the Singapore Stock Exchange, or any other exchange which the Board of the Shareholder in its discretion considers to constitute a relevant exchange;

(g) unless expressly defined in the Articles, words or expressions that are defined in the Act bear the same meaning as in the Act but excluding any statutory modification of the Act not in force when the Articles become binding on the Company;

(h) references to a document being executed include references to its being executed under hand or under seal or by any other method;

(i) words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and words denoting persons include corporations;

(j) headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles;

(k) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them;

(l) the word Directors in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated;

(m) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and

(n) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that Power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

4.   If at any time and for so long as the Company has a        Single member
single member, all the provisions of the Articles shall (in the absence of any express provision to the contrary) apply with such modification as may be necessary in relation to a Company with a single member.

                        Share capital


5.   Regulation 2 of Table A is amended by the addition at      Shares with
the end of the regulation of the words "or, subject to and      special rights
in default of such determination, as the Directors shall determine".

6.   The Directors are hereby generally and unconditionally     Section 80
authorised pursuant to Section 80 pursuant to of the Act to     authority
allot relevant securities (within the authority meaning of section 80) up to an aggregate nominal amount equal to the authorised share capital of the Company at the date of adoption of these Articles for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) five years after the date of adoption of these Articles.

7.   The pre-emption provisions in section 89(l) of the Act     Section 89
and the provisions of sub-sections 90(l) to 90(6) inclusive     exclusion
of the Act shall not apply exclusion to any allotment of the Company's equity securities.

8.   Before the expiry of the authority granted by article 6    Allotment after
the Company may make an offer or agreement which would or       expiry
might require relevant securities to be allotted after that expiry and the Directors may allot relevant securities in pursuance of that offer or agreement as if that authority had not expired.

9.   Subject to the provisions of Articles 6, 7 and 8,          Residual
regulation 3 of Table A, the provisions of the Act and to       allotment powers
any resolution of the Company in general allotment power meeting passed pursuant to those provisions:

(a) all unissued shares for the time being in the capital of the Company (whether forming part of the original or any increased share capital) shall be at the disposal of the Directors; and

(b) the Directors may allot (with or without conferring a right of renunciation), grant options over, or other-wise dispose of them to such persons on such terms and conditions and at such times as they think fit.

                     Share certificates

10.  In the second sentence of regulation 6 of Table A, the     Execution of
words "sealed with the seal" are Execution of deleted and       certificates
replaced by the words "executed under the seal or otherwise in accordance with the certificates Act or in such other manner as the Directors may approve".

                     Transfer of shares

11.  The Directors may, in their absolute discretion and        Registration of
without giving any reason, refuse to Registration of            transer
register the transfer of a share to any person, whether or not it is fully paid or a share on transfer which the Company has a lien.

                      General meetings

12.  Regulation 38 of Table A is amended:                       Period of notice

(a) by deleting from the first sentence "or a resolution appointing a person as a Director";

(b)  and by adding at the end of paragraph (b) of regulation
     38 "or such other majority as has been decided on by elective resolution of the members under the Act".


13.  Notices of general meetings need not be given to           To whom must
Directors or auditors and regulation 38 of Table A is           notice be given
amended accordingly.

14.  Where for any purpose an ordinary resolution of the        Effectiveness of
Company is required, a special or extraordinary resolution      special and
shall also be effective. Where for any purpose an               extraordinary
extraordinary resolution is required a special resolution       resolutions
shall also be effective.

                      Votes of members

15.  An instrument appointing a proxy shall be in writing       Appointment of
under the hand of the appointing member or his attorney or,     proxy
if the appointing member is a corporation, either under its common seal or the hand of a duly authorised officer, attorney or other person authorised to sign it.

16.  Instruments of proxy shall be in any usual form or in      Form of proxy
any other form of which the Directors may approve.


17.  Regulation 62 of Table A is amended:                       Delivery of
                                                                proxy

(a) Delivery of proxy in each of paragraphs (a), by the deletion of the words "deposited at" and the substitution for them of the words "left at or sent by post or facsimile transmission to";

(b) in paragraph (a), by the deletion of the words "not less than 48 hours";

(c) in paragraph (b), by the deletion of the words "deposited as aforesaid" and the substitution for them of the words "left at or sent by post or facsimile transmission to the registered office of the Company or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting"; and

(d) in paragraph (b), by the deletion of the words "not less than 24 hours".

18.  An instrument appointing a proxy shall be deemed to        Validity of form
include the right to demand, or join in demanding, a poll.      of proxy
The instrument of proxy shall also be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.
The instrument of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates. Deposit of an instrument of proxy does not preclude a member from attending and voting at the meeting to which it relates or any adjournment of that meeting.

                     Number of Directors

19.  The number of Directors shall be the same as the number    Number of
of Directors of the Shareholder from time to time.              Directors

                  Powers of the Board

19(A). Subject to the provisions of the Companies Acts, the     Business to be
Memorandum and these Articles and to any directions given by    managed by
special resolution, business of the Company shall be managed    Board
by the Board which may exercise all the powers of the Company, PROVIDED THAT the following shall first require the approval of the Company by ordinary resolution:

(a)  any acquisition or disposal (whether in a single           Reserved
     transaction or series of transactions) by the Company      matters
     of any business (or any material part of any business) or of any shares in any Company where the value of the consideration or disposal exceeds US$500,000,000; and

(b) any proposal which may have a material adverse effect upon the provision by the Company of any of the Public
     Service Obligations (as defined in Article 19(B)) (the
     Reserved Matters).

19(B).   In exercising the powers of the Company, the           Basic principles
Company shall procure that the Board shall have regard to the following basic principles:

(a) ensuring the continued provision of global maritime distress and safety satellite communications services, in particular those which are specified in the International Convention for the Safety of Life at Sea, 1974, as amended from time to time, and the Radio Regulations annexed to the International Telecommunication Constitution and Convention, as amended from time to time, relative to the GMDSS;

(b) providing services without discrimination on the basis of nationality. Notwithstanding the foregoing, the Company shall have the night to offer different charges for the same service in defined geographical regions in which end-user calls or messages originate or terminate and which are technically verifiable;

(c) acting exclusively for peaceful purposes, taking into account the past practices of the Organization and the practice of the Company;

(d) seeking to serve all areas where there is a need for mobile satellite communications, giving due consideration to the rural and the remote areas of developing countries;

(e) and operating in a manner consistent with fair competition, subject to applicable laws and regulations
     (together the Public Service Obligations).

                     Alternate Directors

20.  Any Director (other than an alternate Director) may        Power to
appoint any other Director, or any other person approved by     appoint
resolution of the Board and willing to act, to be an            alternates
alternate Director and may remove from office an alternate
Director so appointed by him.

21.  An alternate Director shall be entitled to receive         Alternates
notice of all meetings of the Board and of all meetings of      entitled to
committees of the Board of which his appointor is a member,     receive notice
to attend and vote at any such meeting at which his appointor is not personally present, and generally to perform all the functions of his appointor (except as regards power to appoint an alternate) as a Director in his absence.

22.  A Director or any other person may act as alternate        Alternates
Director to represent more than one Director, and an            representing
alternate Director shall be entitled at meetings of the         more than one
Board or any committee of the Board to one vote for every       Director
Director whom he represents (and who is not present) in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.

23.  An alternate Director may be repaid by the Company         Expenses of
such expenses as might properly have been repaid to him if      alternates
he had been a Director but shall not in respect of his services as an alternate Director be entitled to receive any remuneration from the Company except such part (if any) of the remuneration other-wise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct. An alternate Director shall be entitled to be indemnified by the Company to the same extent as if he were a Director.

23A. The ordinary remuneration of the Directors who do not      Remuneration
hold executive office for their services (excluding amounts payable under any other provision of these Articles) shall be determined by the Board, or as the Company may from time to time by ordinary resolution determine.

24.  An alternate Director shall cease to be an alternate       Termination of
Director:                                                       appointment

(a) if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment; or

(b) on the happening of any event which, if he were a Director, would cause him to vacate his office as Director; or

(c)  if he resigns his office by notice to the Company.

25.  Any appointment or removal of an alternate Director        Method of
shall be by notice to the Company signed by the Director        appointment and
making or revoking the appointment and shall take effect in     revocation
accordance with the terms of the notice (subject to any approval required by Article 21) upon receipt of such notice at the office.

26.  Save as otherwise expressly provided in these Articles,    Alternate not an
an alternate Director shall be deemed for all purposes to be    agent or
a Director and, accordingly, except where the context           appointor
otherwise requires, references to a Director shall be deemed to include a reference to an alternate Director. An alternate Director shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

27.(A) The Directors may exercise the voting power conferred    Exercise by
by the shares in any body corporate held or owned by the        Company of
Company in such manner in all respects as they think fit        voting rights
(including without limitation the exercise of that power in favour of any resolution appointing its members or any of them Directors of such body corporate, or voting or providing for the payment of remuneration to the Directors of such body corporate).

               Delegation of Directors' powers

28.  The Board may delegate any of its powers to any            Committees of
committee consisting of one or more Directors. The Board may    the Directors
also delegate to any Director holding any executive office such of its powers as the Board considers desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more Directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the Board may specify, and may be revoked or altered. Subject to any conditions imposed by the Board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of Directors so far as they are capable of applying.

29.  The Directors may appoint any person to any office or      Offices
employment having a designation or title including the word     including the
"Director" or attach such a designation or title to any         title "Director"
existing office or employment with the Company and may terminate any such appointment or the use of any such designation or title. The inclusion of the word "Director" in the designation or title of any such office or employment shall not imply that the holder is a Director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a Director of the Company for any of the purposes of these Articles.

                 Establishment of Committees

29A.     Subject always to Article 28, the Board shall          Establishment of
establish a committee in relation to matters concerning Land    Committees
Earth Stations as such expression is defined in the Articles of Association of the Shareholder.

29A.2    The LES Committee shall have general responsibility
for overseeing contracts between the Company and the Land
Earth Station Operators, and shall be responsible specifically for approving the following, on recommendations from the management of the Company:

(a) terms and conditions in material agreements between the Company and any Land Earth Station Operator that are negotiated, renegotiated or entered into after the Effective Date;

(b)  termination of Land Earth Station Operator agreements;

(c) establishment of Land Earth Station facilities in addition to those existing or authorised as of the Effective Date; and

(d) the wholesale pricing arrangements of the Company in relation to the Land Earth Station Operators.

29A.3    Prior to the undertaking of an IPO by the Shareholder,
the LES Committee shall comprise one Independent Director appointed pursuant to Article 115 of the Articles of Association of the Shareholder, a Director who is the Chief Executive Officer of the Shareholder or a Director not connected with a Land Earth Station Operator, and any one other Director. A Director shall be deemed to be connected with a Land Earth Station Operator, inter alla, if he is a director, officer or employee or has an interest in the shares of any person which (a) owns. or otherwise has an economic interest in, the relevant Land Earth Station, or
(b) has a contractual relationship with the relevant Land
Earth Station Operator or any Member of the Same Group as that person. In this Article, Member of the Same Group shall have the meaning ascribed to it in Article 54 of the Articles of Association of the Shareholder.

                Appointment and Removal of Directors


30.  The Board shall appoint as Directors of the Company those  Appointment and
persons who are Directors of the Appointment and Shareholder    removal by
and shall remove them if they cease to be Directors of the      Shareholder
Shareholder. removal by

31.  The Directors shall also have power to appoint any person  Appointment by
who is willing to act to be a Director, either to fill a        the Directors
vacancy or as an addition to the existing Directors, subject to any maximum for the time being in force, and any Director so appointed shall hold office until he is removed in accordance with Article 30.

32.  No person shall be disqualified from being appointed a     Age limit
Director, and no Director shall be required to vacate that office, by reason only of the fact that he has attained the age of 70 years or any other age nor shall it be necessary by reason of his age to give special notice under the Act of any resolution.

          Disqualification and Removal of Directors

33. In addition to the provisions of the Acts the office of a Director shall be vacated if for any reason he ceases to be a director of the Shareholder.

34. The Company may, in accordance with and subject to the provisions of the Companies Acts, by ordinary resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles) and, by ordinary resolution, appoint another person in place of a Director so removed from office provided always that such a person is a Director of the Shareholder.

                    Directors' Interests

35.  Subject to the provisions of the Companies Acts and        Directors may
Article 44 (concerning the circumstances Directors may          contract with
warranting recusal), and provided that he has disclosed to      Company
the Board the nature and extent of contract with the any material interest of his, a Director, notwithstanding his office:

(a) Company may be a party to, or otherwise be interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b) may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director,

(c) may be a Director or other officer of or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

(d) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

36.  For the purposes of Article 35:                            Notification of
                                                                interests

(a) a general notice given to the Board that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(b) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

                   Benefits and Insurance

37.  The Board may (by establishment of or maintenance of       Gratuities and
schemes or otherwise) provide benefits, whether by the          pensions
payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit in accordance with the recommendations of the Remuneration
Committee.

38.  Without prejudice to the provisions of Regulation 118      Insurance
of Table A, the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees or auditors of the Company, or of any other Company which is its holding Company or in which the Company or such holding
Company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other Company, or who are or were at any time trustees of any pension fund or employee share scheme in which employees of the Company or any such other Company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other Company, subsidiary undertaking, pension fund or employee share scheme.

39.  No Director or former Director shall be accountable to     Directors not
the Company or the members for any benefit provided pursuant    liable to
to Articles 37 and 38 and the receipt of any such benefit       account
shall not disqualify any person from being or becoming a Director of the Company.

                  Proceedings of Directors

40.  Subject to the provisions of these Articles, the Board     Convening
may regulate its proceedings as it thinks fit. A Director       meetings
may, and the secretary at the request of a Director shall,      Convening
call a meeting of the Board. Notice of a Board meeting shall    meetings
be deemed to be properly given to a Director if it is sent in writing to him at his last known address or any other address given by him to the Company for this purpose at least fourteen (14) days in advance of the meeting, except in urgent circumstances (as determined by the Company and ratified by a simple majority of the Board). A Director absent or intending to be absent from the United Kingdom may request of the Board that notices of Board meetings shall during his absence be sent in writing to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to Directors not so absent. Questions arising at a meeting shall be decided by a majority of votes, except in relation to any proposal for the amendment of these Articles which shall only be decided by a majority of more than two-thirds of the Directors present and voting at a meeting of the Board at which the necessary quorum is present. In the case of an equality of votes, the chairman shall have a second or casting vote. Any Director may waive notice of a meeting and any such waiver may be retrospective.

41.  The quorum for the transaction of the business of the      Quorum
Board may be fixed by the Board and unless so fixed at any other number shall be a majority of Directors. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum. Any
Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no Director objects.

42.  The continuing Directors or a sole continuing Director     Powers of
may act notwithstanding any vacancies in their number, but,     Directors if
if the number of Directors is less than the number fixed as     number falls
the quorum, the continuing Directors or Director may act        below minimum
only for the purpose of filling vacancies or of calling a general meeting.

43.  All acts done by a meeting of the Board, or of a           Validity of acts
committee of the Board, or by a person acting as a Director     of the Board
or alternate Director, shall, notwithstanding, that it be afterwards discovered that there was a defect in the appointment of any Director or any member of the committee or alternate Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid so long as the acts done by the Board, or committee thereof, were properly adopted, validated or ratified by the required number of duly appointed and qualified Directors or, as the case may be, alternate Directors who were also present at the meeting and entitled to vote.

44.  A Director shall not vote at a meeting of the Board or     Directors'
a committee of the Board on any resolution of the Board         power to vote on
concerning a matter in which he has an interest (other than     contracts in
by virtue of his interests in shares or debentures or other     which they are
securities of or otherwise in or through the Company) which     interested
(together with any interest of any person connected with him) is to his knowledge material unless his interest arises only because the resolution concerns one or more of the following matters:

(a) the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings; or

(b) the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the Director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security; or

(c) a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate; or

(d) a contract, arrangement, transaction or proposal concerning any other body corporate in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 198 to 211 of the Act) representing one per cent or more of either any class of the equity share capital of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances); or

(e) contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings and does not award him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; or

(f) a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for or, for the benefit of, any Directors of the Company or for persons who include
     Directors of the Company.

     For the purposes of this Article, an interest of a         Interests of
person who is, for any purpose of the Companies Acts            connected person
(excluding any statutory modification of the Companies          and alternate
Acts not in force when this Article is adopted),                Director
connected with a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate
Director has otherwise.

45.  A Director shall not be counted in the quorum present      Rxclusion of
at a meeting in relation to a resolution Exclusion of on        Director
which he is not entitled to vote.

45.(A)  Where proposals are under consideration concerning the  Division of
appointment (including fixing Division of or varying the        proposals
terms of appointment) of two or more Directors to offices or employments with proposals the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

 45.(B) If a question arises at a meeting of the Board or of a  Decision of
committee of the Board as to the Decision of entitlement of     chairman final
a Director to vote or be counted in a quorum, the question      and conclusive
may, before the chairman final conclusion of the meeting, be referred to the chairman of the meeting and his ruling in and conclusive relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case. where the nature and extent of the interests of the chairman have not been fairly disclosed.

             The Seal, Deeds and Certification

46.  The seal shall only be used by the authority of a          Authority
resolution of the Directors. The Directors Authority may        required for
determine who shall sign any instrument executed under the      execution of
seal. If they do not, it shall required for be signed by at     deed
least one Director and the secretary or by at least two
Directors. Any execution of document may be executed under the seal by impressing, the seal by mechanical means or by deed printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document signed, with the authority of a resolution of the Directors, by a Director and the secretary or by two Directors and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal. For the purpose of the preceding sentence only, "secretary"' shall have the same meaning as in the Act and not the meaning given to it by regulation 1 of Table A.

47.  The Company may exercise the powers conferred by           Official seal
section 39 of the Act with regard to having an official seal    for use abroad
for use abroad.

48. Any Director or the secretary, or any person appointed by Certified copies the Directors for the purpose, shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company (or the holders of any class of shares of the Company) or the Directors or any committee of the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies of or extracts from them as true copies or extracts. A document purporting to be a copy of a resolution, or the minutes of or an extract from the minutes of a meeting of the Company (or the holders of any class of shares of the Company) or of the Directors or any committee of the Directors that is certified in this way shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

                        Record Dates

49.  Notwithstanding any other provision of these               Record dates for
Articles, the Company or the Directors may fix Record dates     dividends, etc.
for any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared. paid or made.

                          Notices

50.  Any notice to be given to or by any person pursuant to     Method of giving
the Articles shall be in writing which includes, without        notice
limitation, telex, facsimile and electronic mail and any other visible substitute for writing, A notice may be partly in one form and partly in another.

51.  The Company may give any notice to a member:

(a)  personally; or

(b) by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address;

(c) or by sending it by telex, facsimile or electronic mail to a number or address supplied to the Company by the member for that purpose.

In the case of Joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.


52.  Proof that an envelope containing a notice was properly    When notice by
addressed, prepaid and posted shall be conclusive evidence      post deemed
that the notice was given. A notice sent by post shall be       served
deemed given:

(a) if sent by first class post from an address in the United Kingdom to another address in the United
     Kingdom, on the day following that on which the envelope containing it was posted,

(b) if sent by the equivalent of first class post from an address in another country to another address in that country, on the day following that on which the envelope containing it was posted;


(c) if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or to an address in the United Kingdom from an address outside the United Kingdom, on the third day following that on which the envelope containing it was posted;

(d) and in any other case. on the fifth day following that on which the envelope containing it was posted.

53.  A notice sent by telex, facsimile or electronic            When other
mail transmission to a member to a number or address            notices deemed
supplied to the Company by the member for that purpose shall    given
be deemed given twelve hours after the time of despatch or at such earlier time as receipt is acknowledged. A notice left at the registered address of a member shall be deemed given when delivered.

                       US Tax Election

54. The Company shall shall elect to be treated as a partnership for United States tax purposes until such time as the Shareholder re-registers as a public limited Company.

                                                                      Schedule 5




                         THE COMPANIES ACTS 1985 TO 1989








                -----------------------------------------------

                             PRIVATE LIMITED COMPANY
                       (Incorporated on 24 November 1998)

                -----------------------------------------------





                -----------------------------------------------

                            MEMORANDUM OF ASSOCIATION

                                       OF

                                  INMARSAT LTD

                -----------------------------------------------

                         THE COMPANIES ACTS 1985 TO 1989


                -----------------------------------------------

                             PRIVATE LIMITED COMPANY

                -----------------------------------------------


                            MEMORANDUM OF ASSOCIATION

                                       OF

                                  INMARSAT LTD

                -----------------------------------------------



1.   The name of the Company is INMARSAT LTD.

2. The registered office of the Company is to be situated in England and Wales.

3.   The objects for which the Company is established are:

(1) To provide and support global, regional and domestic satellite services, including, without limitation, maritime, aeronautical, land based communications services, radiodetermination (including radionavigation) and distress and safety services and all related and associated infrastructure wherever located.

(2) To conduct, and to promote the conduct by other persons of, research and development in connection with any of the activities of the Company authorised in this Memorandum and in any other area which might benefit the business of the Company or of persons having or likely to have dealings with the Company; to establish, maintain and operate research stations, laboratories, plants, workshops, field stations, testing sites, facilities and establishments and generally to engage in research and development for the Company and for other persons and to turn to account the results thereof.

(3) To provide for the benefit of other persons consultancy, advisory, training and management services concerning or connected with anything that the Company does in the exercise of its powers or has power to do, or in which the Company has gained or developed expertise in the course of its business, and to provide training and educational courses, instruction, documentation and material for employees of the Company and for other persons in matters which in the opinion of the Company are connected with, or concern or are of benefit to, the businesses and activities of the Company or which utilize the Company's communications systems or services.

(4) To accept, design, display, publish, broadcast, transmit, distribute or reproduce in any form whatsoever advertisements and publicity and promotional material of the Company; to acquire, dispose of and use advertising time and space in any media; to develop, produce and undertake advertising, publicity and promotional campaigns and competitions for itself; and to undertake, promote and sponsor any product, service, event, individual or publication which in the opinion of the Company will promote, advance or publicise any activity of the Company.

(5) To invent, design, develop, construct, manufacture, produce, erect, assemble, test, import, export, alter, install, maintain, repair, renovate, refurbish, recondition, utilise, operate, manage, purchase, sell, hire, hire out, supply and otherwise deal in all kinds of equipment, apparatus, plant, machinery, appliances, articles, things, accessories, components, fittings, tools, materials, substances, products, computers, computer programs and software which are required or are likely to be required by the Company or other persons for the purposes of, or in connection with, any of the businesses of the Company or which in the opinion of the Company may be conveniently or advantageously dealt with by the Company in connection or association with any of its objects or the objects of any of its subsidiaries.

(6) To represent persons at meetings of local, national and international organisations and bodies concerned with activities connected or associated with any of the businesses of the Company, to provide services of all kinds to such organisations and bodies and to negotiate and enter into national and international agreements and standards relating to matters of concern or interest to the Company or persons represented by, or having dealings with, the Company.

(7) To carry on all or any of the businesses of, and provide services associated with, engineers (including without limitation, telecommunications, mechanical, chemical, electrical, civil, heating and ventilation engineers).

(8) To purchase, take on lease or otherwise acquire, or occupy, any estates, lands, buildings, easements or other interests in, or rights or privileges relating to, real estate; to purchase, take on lease or otherwise acquire and exploit natural resources of any kind, and to occupy, build, construct, erect, develop, design, equip, execute, carry out, demolish, reconstruct, adapt, improve, work, maintain, repair, renovate, administer, manage or control offices, exchanges of any kind, telecommunication systems, repeater stations, radio stations, satellite tracking stations, earth stations, warehouses, depots, works, plants, factories, garages, motor vehicle workshops, jetties, roads, railways, wharves, piers, docks, towers, retail premises, dwellings and other building structures, erections, installations or facilities of all kinds, whether for the purposes of the

     Company or for sale, letting or hiring to others or for any other purpose, and to contribute to or assist in (financially or otherwise) or carry out any part of any such operation, and to purchase, take on lease, or otherwise acquire personal property of all kinds, and to sell, let on lease or otherwise dispose of, or grant rights over, or develop or exploit, the whole or any part of any real or personal property belonging to the Company or in respect of which the Company has any interest or which may be of benefit to the Company or any such property in which the Company has no interest but which may conveniently or advantageously be developed or turned to account with real or personal property in respect of which the Company does have an interest.

(9) To apply for and take out, purchase or otherwise acquire any patents, patent rights, inventions, secret processes, designs, copyrights, trade marks, service marks, commercial names and designations, formulae, licences, concessions and the like (and any interest therein) or any exclusive or non exclusive or limited right to use, or any secret or other information as to, any invention or secret process of any kind and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account or deal with, the property, rights or information so acquired.

(10) To borrow or raise money or secure or discharge any debt or obligation (whether of the Company or of any other person) in such manner as may be thought fit by the Company and in particular (but without prejudice to the generality of the foregoing) by the issue of securities of any kind or mortgages or charges (fixed or floating) founded or based upon all or any part of the undertaking, property, assets and rights (present and future) of the Company including its uncalled capital or without any such security and upon such terms as to priority or otherwise as the Company shall think fit; and to receive money on deposit and advance payments with or without allowance of interest thereon.

(11) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any contracts, obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company and whether or not any consideration or advantage is received by the Company.

(12) To advance, lend or deposit money, and to give credit or financial accommodation to any person with or without taking any security therefor and upon such other terms as may be thought fit by the Company.

(13) To subscribe, underwrite, purchase or otherwise acquire, and to accept, take, hold, charge, mortgage, sell, dispose of and deal with, any obligations, securities or other investments of any nature whatsoever and any options or rights in respect thereof, and to buy, sell, deal in and invest in foreign currencies and exchange.

(14) To draw, accept, make, endorse, discount, negotiate, execute, issue, buy, sell and deal in bills of exchange, cheques and promissory notes and other negotiable or transferable instruments.

(15) To accept securities of any person or any property or interest therein of whatsoever nature in payment or part payment for any services rendered or for any sale or supply made to, or debt owing from, any such person.

(16) To insure any property, asset, matter or interest and against any potential liability or loss of the Company or of any other person and the life or health of any person for the benefit of the Company.

(17) To apply for, secure, acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise, and to exercise, carry out and enjoy, any licence, franchise, concession, right, privilege, authority, charter or power which any person may be empowered to grant; and to pay for, aid in and contribute towards carrying the same into effect and do all things required of the Company thereunder.

(18) To apply for, promote and obtain (alone or with others) any statute, order, by-law, charter, regulation or other authorisation or enactment which may seem calculated directly or indirectly to benefit the Company and (alone or with others) to oppose any bills, proceedings or applications which may seem calculated or likely directly or indirectly to prejudice the interests of the Company or persons having dealings with the Company.

(19) To sell, dispose of or transfer the business, property and undertaking of the Company or any asset or part thereof for any consideration which the Company may see fit to accept, and in particular (but without prejudice to the generality of the foregoing) to sell or otherwise dispose of any of the debts due or to become due to the Company to factors or others for collection and to act as agents for such factors or others in the collection of debts so sold and to enter into any obligations or recourse or otherwise in connection therewith.

(20) To promote, establish, acquire, subscribe to or take any interest in, alone or with others, any company, body corporate, fund, trust, or other person or body of persons whether incorporated or not incorporated and whether or not having objects similar to those of the Company; to purchase or otherwise acquire all or any of the business, property and liabilities of any person carrying on a business including all or any part of the purposes within the objects of the Company or a business which in the opinion of the Company may be conveniently or advantageously carried on by the Company or a business having rights in assets the acquisition of which is in the Company likely to be in its interests, and to conduct, carry on and expand or liquidate and wind up any such business.

(21) To enter into and carry into effect any arrangement for partnership or joint working in business or for the sharing of profits or for amalgamation with any other person.

(22) To establish agencies and local boards in the United Kingdom and elsewhere in any part of the world and to regulate and discontinue the same; to procure the registration, incorporation or recognition of the Company in, or under the laws of, any place outside England.

(23) To establish, purchase, maintain and contribute to any pension, superannuation, retirement, redundancy, injury, death benefit or insurance funds, trusts, schemes or policies for the benefit of, and to give or procure the giving of pensions, annuities, allowances, gratuities, donations, emoluments, benefits of any description (whether in kind or otherwise), incentives, bonuses, assistance (whether financial or otherwise) and accommodation in such manner and on such terms as it thinks fit to, and to make payments for or towards the insurance of, any individuals who are or were at any time in the employment of, or directors or officers of (or held comparable or equivalent office in), or acted as consultants or advisers to or agents for, the Company or any company which is its holding company or is a subsidiary of the Company or any such holding company, or any person to whose business the Company or any subsidiary of the Company is, in whole or in part, a successor directly or indirectly or any person which is otherwise allied to or associated with the Company and to other individuals whose service has been of benefit to the Company or who the Company considers have a moral claim on the Company, and the spouses, widows, widowers, families and dependents of any such individuals as aforesaid, and to establish, provide, manage and maintain and provide financial assistance to welfare, sports and social facilities, associations, clubs, funds and institutions which the Company considers likely to benefit or further the interests of any of the aforementioned individuals and spouses, widows, widowers, families and dependents of any such aforementioned individuals, and to manage, maintain, support and provide financial assistance to any such facility, association, club, fund or institution which has been established, provided for, managed, maintained, supported or subscribed to by any person to whose business the Company or any subsidiary of the Company is, in whole or in part, a successor.

(24) To establish, contribute to, maintain, advise and assist schemes for the acquisition by employees, former employees and directors or by trustees of shares in the Company or its holding company to be held by or for the benefit of such employees, former employees and directors as aforesaid of the Company or of any of the Company's subsidiaries or its holding company or of any subsidiaries of its holding company and to lend money to any such employees, former employees and directors to enable them to acquire shares in the Company or in its holding company and to establish, implement and assist (financially or otherwise) the administration and running of any schemes for sharing profits of the Company or any other such company as aforesaid with any such employees, former employees and directors.

(25) From time to time to subscribe or contribute (in cash or in kind) to, or to promote, any charitable, benevolent or useful object of a public character or any object which may in the opinion of the Company be likely directly or indirectly to further the interests of the Company, its employees or its members.

(26) To do all or any of the matters hereby authorised in any part of the world either alone or in conjunction with, or as factors, contractors, trustees, principals or agents for, any other persons, or by or through factors, trustees or agents, and to act as directors of or secretary, manager, registrar, or transfer agent for, or adviser or consultant to, any person, and to act as trustees of any kind and to undertake and execute any trust.

(27) To pay and discharge all or any expenses, costs and disbursements, to pay commissions and to remunerate any person for services rendered or to be rendered in connection with the formation, promotion and flotation of the Company and the underwriting or placing or issue at any time of any securities of the Company or of any other person.

(28) To issue, allot and grant options over securities of the Company for cash or otherwise or in payment or part payment for any real or personal property or rights therein purchased or otherwise acquired by the Company or any services rendered to, or at the request of, or for the benefit of, the Company or as security for, or indemnity for, or towards satisfaction of, any liability or obligation undertaken or agreed to be undertaken by or for the benefit of the Company, for any obligation (even if less than the nominal value of such securities) or for any other purpose.

(29) To invest the moneys and utilise the property and assets of the Company not immediately required in such a manner as the Company may from time to time determine.

(30) To distribute in specie or otherwise by way of dividend or bonus or reduction of capital all or any of the property or assets of the Company among its members and particularly, but without prejudice to the generality of the foregoing, securities of any other company formed to take over the whole or any part of the assets or liabilities of the Company or any proceeds of sale or other disposal of any property or assets of the Company.

(31) Generally to do all such other things as in the opinion of the Company are or may be incidental or conducive to the attainment of the above objects or any of them.

4. The liability of the members shall be limited to the paid-up value of their shares.

5. The authorised share capital of the Company is (pound)100,000,000 divided into 100,000,000 ordinary shares of (pound)1 each. The issued share capital is (pound)100,000,000 divided into 100,000,000 ordinary shares of (pound)1 each. The Company shall have the power from time to time to divide the original or any increased capital into classes, and to attach thereto any preferential, deferred, qualified or other special rights, privileges, restrictions and conditions.

6.   It is hereby declared that in this Memorandum:

(a) The expressions subsidiary and subsidiary undertaking shall in this Memorandum bear the meanings given to them in the Companies Act 1985 (as amended).

(b) References to person or persons shall where the context permits include but not be limited to individuals, firms, partnerships, companies, corporations, governments, and other authorities or agencies supreme, municipal, local or otherwise, undertakings, societies, clubs, associations, organisations (local, national and international), statutory, public and other bodies (and outside the United Kingdom their equivalent) and any legal entity whether or not incorporated.

(c) References to securities shall where the context permits include but not be limited to any fully, partly or nil paid or no par value share, stock, unit, debenture, debenture or loan stock (perpetual or terminable), bond, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation.

(d)  References to and and or shall mean and/or where the context so permits.

(e) References to other and otherwise shall not be construed ejusdem generis where a wider construction is possible.

(f) The Organization means the International Mobile Satellite Organization (formerly known as the International Maritime Satellite Organization) established by the Convention.

(g) Convention means the Convention (as amended) on the International Mobile Satellite Organization which entered into force on 16 July 1979.

(h) GMDSS means Global Meantime Distress and Safety System as established by the

     International Maritime Organization.

7(1) In carrying out its objects as specified in Clause 3, the Company shall have regard to the following basic principles:

(a) ensuring the continued provision of global maritime distress and safety satellite communications services, in particular those which are specified in the International Convention for the Safety of Life at Sea, 1974, as amended from time to time, and the Radio Regulations annexed to the International Telecommunication Constitution and Convention, as amended from time to time, relative to the GMDSS;

(b) providing services without discrimination on the basis of nationality. Notwithstanding the foregoing, the Company shall have the right to offer different charges for the same service in defined geographical regions in which end-user calls or messages originate or terminate and which are technically verifiable;

(c) acting exclusively for peaceful purposes, taking into account the past practices of the Organization and the practice of the Company;

(d) seeking to serve all areas where there is a need for mobile satellite communications, giving due consideration to the rural and the remote areas of developing countries; and

(e) operating in a manner consistent with fair competition, subject to applicable laws and regulations.